Exhibit 99.1

5151 Edina Industrial Blvd., Suite 575, Minneapolis, MN 55439 | (952) 405-6216 | www.petvivo.com

PRESS RELEASE:

Josh Ruben Joins PetVivo Holdings, Inc. Board of Directors

MINNEAPOLIS, MN, US, October 28, 2025 — PetVivo Holdings, Inc. (OTCQX: PETV; OTCID PETVW), in cooperation with its wholly-owned subsidiary PetVivo Animal Health, Inc., both emerging biomedical device companies focused on the commercialization of innovative medical therapeutics for companion animals and animal athletes is pleased to announce that Josh Ruben has joined the Company’s Board of Directors.

“We are honored to welcome Josh Ruben to our Board of Directors,” said John Lai, Chief Executive Officer of PetVivo Holdings, Inc. “Josh brings a wealth of experience in healthcare finance, capital markets, and corporate strategy, with a proven track record of executing multi-billion-dollar M&A and capital transactions. His deep understanding of the life sciences industry and his strategic insights into growth-stage companies will be invaluable as we continue to expand PetVivo’s market presence and advance our mission to deliver innovative solutions for the treatment of osteoarthritis and other joint conditions in companion animals.”

Mr. Ruben is the Managing Director of Life Sciences at Trinity Capital where he focuses on venture lending to healthcare companies. Mr. Ruben joined Trinity after 12 years of investment banking, most recently at RBC Capital Markets where he was Head of Life Science Tools and Diagnostics coverage. He is a published expert in corporate finance with a background in economics. He holds degrees from Pomona College and Harvard Business School. Mr. Ruben’s long track record of successful experiences in analyzing life sciences companies, capital investments and his overall finance background, including executing billions of dollars of M&A and securities transactions, are material factors regarding his qualifications to serve on our Board of Directors.

“I am thrilled to join the Board of Directors of PetVivo Holdings, Inc.,” said Mr. Ruben. “PetVivo’s innovative technology platform, exemplified by its Spryng® veterinary product, stands at the intersection of animal and human health. The Company’s continued growth in the animal health sector, along with its expansion into human therapeutic markets, represents an exciting evolution of its core science and commercialization strategy. I look forward to contributing my experience in healthcare finance and life sciences to help guide PetVivo’s growth, strengthen its capital strategy, and maximize value creation across both veterinary and emerging human applications.”

About PetVivo Holdings, Inc.

PetVivo Holdings Inc. (OTCQX: PETV; OTCID: PETVW), in cooperation with its wholly-owned subsidiary PetVivo Animal Health, Inc., is an emerging biomedical device company currently focused on the manufacturing, commercialization and licensing of innovative medical devices and therapeutics for companion animals. The Company’s strategy is to leverage human therapies for the treatment of companion animals in a capital and time efficient way. A key component of this strategy is the accelerated timeline to revenues for veterinary medical devices, which enter the market much earlier than more stringently regulated pharmaceuticals and biologics.

PetVivo has a robust pipeline of products for the treatment of animals and people. A portfolio of twelve patents and six trade secrets protect the Company’s biomaterials, products, production processes and methods of use. The Company’s lead products SPRYNG® with OsteoCushion® technology, a veterinarian- administered, intra-articular injection for the management of lameness and other joint related afflictions, including osteoarthritis, in cats, dogs and horses, and PrecisePRP®, a first-in-class, off-the-shelf, platelet-rich plasma (PRP) product designed for use by veterinarians, are currently available for commercial sale.

CONTACT:

John Lai, CEO

PetVivo Holdings, Inc.

Email: info1@petvivo.com

(952) 405-6216

Forward-Looking Statements:

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward- looking statements include all statements that do not relate solely to historical or current facts, including without limitation the Company’s proposed development and commercial timelines, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning the Company’s business are described in detail in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, and other periodic and current reports filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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